Exhibit 23.1

Independent Auditors' Consent
The Board of Directors
Alterra Healthcare Corporation:

We consent to incorporation by reference in the registration statements on Form S-3
(Nos. 333-37737 and 333-45433) and on Form S-8 (Nos. 333-32907 and 333-38595) of Alterra Healthcare Corporation (the Corporation) of our reports dated March 27, 2003 with respect to the consolidated balance sheets of Alterra Healthcare Corporation and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002 and related financial statement schedule, which reports appear in the December 31, 2002 annual report on Form 10-K of Alterra Healthcare Corporation.

As discussed in notes 4 and 8, the Corporation adopted the provisions of Statement of Financial Standard (SFAS) No. 142, Goodwill and Other Intangible Assets, and SFAS No. 144, Accounting for Impairment or Disposal of Long-lived Assets”, respectively, on January 1, 2002.

Our report dated March 27, 2003 contains an explanatory paragraph that states, on January 22, 2003, the Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The uncertainties inherent in the bankruptcy process and the Corporation's recurring losses along with the violations of certain debt covenants and cross covenants violations as of December 31, 2002 and 2001 raise substantial doubt about the Corporation's ability to continue as a going concern. The Corporation is currently operating its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court, and continuation of the Corporation as a going concern is contingent upon, among other things, the confirmation of a plan of reorganization, the ability to comply with all debt covenants, the ability to generate sufficient cash from operations, and the ability to obtain financing sources to meet future obligations. If no reorganization plan is approved, it is possible that the Corporation may be liquidated. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

KPMG LLP
Chicago, Illinois
March 27, 2003